EXHIBIT a.5

                       SECOND AMENDMENT TO JANUS ADVISER
            AMENDED AND RESTATED TRUST INSTRUMENT DATED MAY 9, 2003



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                       SECOND AMENDMENT DATED JULY 6, 2004

    TO JANUS ADVISER AMENDED AND RESTATED TRUST INSTRUMENT DATED MAY 9, 2003

         Pursuant to authority granted by the Trustees, Schedule A of the Amended and Restated Trust Instrument is amended to reflect the re-designation of "U.S. Value Fund" as "Focused Value Fund":

                                   SCHEDULE A

Series of the Trust                                           Available Classes
-------------------                                           -----------------

International Equity Fund                                     Investor Class
                                                              Class A Shares
                                                              Class C Shares
                                                              Class I Shares

Focused Value Fund                                            Investor Class
                                                              Class A Shares
                                                              Class C Shares
                                                              Class I Shares